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                                                                   EXHIBIT 10.16

                           CHANGE OF CONTROL AGREEMENT

        This Change of Control Agreement (the "Agreement") is effective as of May 15, 2002 (the "Effective Date"), by and between John E. Bosch ("Director") and Repeater Technologies, Inc. (the "Company"). Certain capitalized terms used in the Agreement are defined in Section 2 below.

        WHEREAS, the Company and Director desire to provide Director with certain benefits in the event of a Change of Control of the Company;

        THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

        1. Stock Options. In the event of a Change of Control, all shares of stock subject to Director's Options shall immediately become fully vested, provided that Director is a member of the Company's Board of Directors on the date of such Change of Control.

        2. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Change of Control. "Change of Control" means the occurrence of any of the following events: (i) any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; (ii) a merger or consolidation of the Company with any other corporation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii) the sale or disposition by the Company of all or substantially all of the Company's assets.

               (b) Options. "Options" shall mean options to purchase 13,000 shares, 175,000 shares and 100,000 shares of Common Stock of the Company granted to Director on August 24, 2001, December 28, 2001 and April 15, 2002, respectively, under the Company's 2000 Equity Incentive Plan, as well as any additional options granted to Director by the Company at any time after the date of this Agreement and shall include any options assumed or substituted by a third party in connection with a Change of Control of the Company.

        3. Limitation on Payments. In the event that any benefits received or to be received by Director pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to 280G and (ii) but for this Section 3, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the "Excise Tax"), then such Payment shall be reduced to the largest amount


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which would not result in any portion of the Payment being subject to the Excise
Tax (the "Reduced Amount"). In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Director's stock awards unless Director elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Director within fifteen (15) calendar days after the date on which Director's right to a Payment is triggered (if requested at that time by the Company or Director) or such other time as requested by the Company or Director. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Director with an opinion reasonably acceptable to Director that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Director.

        4. Successors.

               (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business, equity securities and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes of this Agreement, the term "Company" shall include any successor to the Company's business, equity securities and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

               (b) Director's Successors. The terms of this Agreement and all rights of Director hereunder shall inure to the benefit of, and be enforceable by, Director's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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        5. Notice.

               (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Director, mailed notices shall be addressed to him at the home address listed on the signature page hereto or at such other address as Director may designate by ten (10) days advance written notice to the Company. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        6. Arbitration and Equitable Relief. To ensure the rapid and economical resolution of disputes that may arise in connection with Director's relationship with the Company, Director and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Santa Clara County, California, conducted by the American Arbitration Association ("AAA") or its successor, under the then applicable rules of AAA. Director acknowledges that by agreeing to this arbitration procedure, both Director and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Director or the Company would be entitled to seek in a court of law. The Company shall pay all AAA's arbitration fees in excess of those which would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Director or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

        7. Miscellaneous Provisions.

               (a) No Duty to Mitigate. Director shall not be required to mitigate the amount of any Payment contemplated by this Agreement, nor shall any such Payment be reduced by any earnings that Director may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Director and by an authorized officer of the Company (other than Director). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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               (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles.

               (e) Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof, which shall remain in full force and effect, and the invalid or unenforceable term or provision will be modified with a valid or enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

               (f) Taxes. All Payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

               (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                             Repeater Technologies, Inc.


                                    By:  /s/ Chris L. Branscum
                                       -----------------------------------------
                                           Chris L. Branscum

                                    Title: President and Chief Executive Officer


DIRECTOR                            /s/ John E. Bosch
                                    --------------------------------------------
                                    John E. Bosch

                                    Address:  14241 Worden Way
                                              Saratoga,  CA  95070


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